                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                          -----

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                       (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                       THE BANK OF NEW YORK COMPANY, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


     NEW YORK                                           13-2614959
 (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)


     48 WALL STREET
     NEW YORK, NEW YORK                                   10286
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)



                      GUARANTEE OF PREFERRED SECURITIES OF
                                BNY CAPITAL III
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 19th day of November, 1997.


                    THE FIRST NATIONAL BANK OF CHICAGO,
                    Trustee

                    By   /s/ Richard D. Manella

                         Richard D. Manella
                         Vice President and Senior Counsel





* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                               November 19, 1997




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Guarantee Agreement between The Bank of New York Company, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         The First National Bank of Chicago

                         By:  /s/ Richard D. Manella

                              Richard D. Manella
                              Vice President and Senior Counsel

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago  Call Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                                      Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                C400
                                                                           DOLLAR AMOUNTS IN                 ---------
                                                                             THOUSANDS              RCFD     BIL MIL THOU
                                                                           -----------------        ----     ------------
ASSETS
1.     Cash and balances due from depository institutions (from Schedule
       RC-A):
       a. Noninterest-bearing balances and currency and coin(1)                                     0081      4,415,563     1.a.
       b. Interest-bearing balances(2)                                                              0071      7.049,275     1.b.
2.     Securities
       a. Held-to-maturity securities(from Schedule RC-B, column A)                                 1754              0     2.a.
       b. Available-for-sale securities (from Schedule RC-B, column D)                              1773      4,455,173     2.b.
3.     Federal funds sold and securities purchased under agreements to
       resell                                                                                       1350      4,604,233       3.
4.     Loans and lease financing receivables:
       a. Loans and leases, net of unearned income (from Schedule
       RC-C)                                                               RCFD 2122 24,185,099                             4.a.
       b. LESS: Allowance for loan and lease losses                        RCFD 3123    423,419                             4.b.
       c. LESS: Allocated transfer risk reserve                            RCFD 3128          0                             4.c.
       d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                         2125     23,761,680     4.d.
5.     Trading assets (from Schedule RD-D)                                                          3545      6.930.216     5.
6.     Premises and fixed assets (including capitalized leases)                                     2145        705,704     6.
7.     Other real estate owned (from Schedule RC-M)                                                 2150          7,960     7.
8.     Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)                                                               2130         64,504     8.
9.     Customers' liability to this bank on acceptances outstanding                                 2155        562,251     9.
10.    Intangible assets (from Schedule RC-M)                                                       2143        283,716    10.
11.    Other assets (from Schedule RC-F)                                                            2160      1,997,778    11.
12.    Total assets (sum of items 1 through 11)                                                     2170     54,837,423    12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of Chicago  Call Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                                Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

SCHEDULE RC-CONTINUED

                                                                           DOLLAR AMOUNTS IN
                                                                             THOUSANDS                       BIL MIL THOU
                                                                           -----------------                 ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                                              RCON 2200  21,852,164   13.a
        (1) Noninterest-bearing(1)                                         RCON 6631  9,474,510                          13.a.1
        (2) Interest-bearing                                               RCON 6636 12,377,654                          13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)                                                       RCFN 2200  13,756,280   13.b.
        (1) Noninterest bearing                                            RCFN 6631    330,030                          13.b.1
        (2) Interest-bearing                                               RCFN 6636 13,426,250                          13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                              RCFD 2800   3.827,159   14
15.  a. Demand notes issued to the U.S. Treasury                                                 RCON 2840      40,307   15.a
     b. Trading Liabilities(from Schedule RC-D)..................                                RCFD 3548   4,985,577   15.b
16.  Other borrowed money:
     a. With original maturity of one year or less                                               RCFD 2332   2,337,018   16.a
     b. With original maturity of than one year through three years                                   A547     265,393   16.b
 .    c.  With a remaining maturity of more than three years........                                   A548     322,175   16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding                                     RCFD 2920     562,251   18
19.  Subordinated notes and debentures (2)                                                       RCFD 3200   1,700,000   19
20.  Other liabilities (from Schedule RC-G)                                                      RCFD 2930     929,875   20
21.  Total liabilities (sum of items 13 through 20)                                              RCFD 2948  50,618,199   21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                               RCFD 3838        0      23
24.  Common stock                                                                                RCFD 3230     200,858   24
25.  Surplus (exclude all surplus related to preferred stock)                                    RCFD 3839   2,948,616   25
26.  a. Undivided profits and capital reserves                                                   RCFD 3632   1,059,214   26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                                               RCFD 8434      12,788   26.b.
27.  Cumulative foreign currency translation adjustments                                         RCFD 3284      (2,252)  27
28.  Total equity capital (sum of items 23 through 27)                                           RCFD 3210   4,219,224   28
29.  Total liabilities and equity capital (sum of items 21 and 28)                               RCFD 3300  54,837,423   29


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement
   below that best describes the  most comprehensive level of        Number
   auditing work performed for the bank by independent external
   auditors as of any date during 1996 ...............RCFD 6724....         M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified publice accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

 -------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.